Exhibit 99.(g)(4)

SKYLINE FUNDS

AMENDMENT TO THE

CUSTODY AGREEMENT

THIS AMENDMENT dated as of this 8th day of March, 2006, to the Custody Agreement, by and among Skyline Funds, a Massachusetts business trust, Skyline Asset Management, L.P., a Delaware limited partnership, which acts as investment adviser to Skyline Funds and U.S. Bank, N.A., a national banking association, dated as of August 31, 1995, as amended (the “Agreement”), shall be as follows:.

Effective January 1, 2006, the fee schedules of the Agreement are hereby superceded and replaced with the respective fee schedules attached hereto. Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

SKYLINE FUNDS		U.S. BANK, N.A.

By:	/s/ Stephen F. Kendall	By:	/s/ Michael R. McVoy

Name:

Stephen F. Kendall

Name:

Michael R. McVoy

Title:	Executive Vice President	Title:	Vice President

SKYLINE ASSET MANAGEMENT, L.P.

By:	/s/ D. B. Marotz

Name:

D. Marotz

DOMESTIC CUSTODY SERVICES

ANNUAL FEE SCHEDULE

SKYLINE FUNDS

As of January 1, 2006

Annual fee based upon market value per fund:
1.5 Basis points on assets

CCO Support Services - $1,200 per year

Portfolio Transaction Fees

$5.00 per disbursement (waived if U.S. Bancorp is Administrator)
$7.00 per US Bank repurchase agreement transaction
$12.00 per book entry security (depository or Federal Reserve system) and non-US Bank repurchase agrmt
$25.00 per portfolio transaction processed through our New York custodian definitive security (physical)
$8.00 per principal paydown
$35.00 per option/future contract written, exercised or expired
$75.00 per Cedel/Euroclear transaction
$15.00 per mutual fund trade
$10.00 per Fed Wire
$15.00 per margin variation Fed wire
$6.00 per short sale
$150.00 per segregated account per year

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

No charge for the initial conversion free receipt.

Overdrafts – charged to the account at prime interest rate plus 2.(Currently Fund has line of credit)

Plus out-of-pocket expenses, and extraordinary expenses based upon complexity, including items such as shipping fees or transfer fees.

Fees are billed monthly.